Exhibit 99.2

Year-End 2018 Earnings Call Presentation February 28, 2019

2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment. Words such as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions' decisions; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in tax laws, the interpretation of tax laws, and accounting policies; changes in construction costs and availability of resources; the ability to successfully implement conservation measures; changes in customer water use patterns; the impact of weather and climate on water sales and operating results; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

3 Today’s Participants Marty Kropelnicki President & CEO Tom Smegal Vice President, CFO & Treasurer Paul Townsley Vice President, Corporate Development and Chief Regulatory Officer Dave Healey Vice President, Controller

4 Presentation Overview Our Operating Priorities Adjustment of Financial Statements Financial Results, Full Year and Fourth Quarter Financial Highlights EPS Bridge, Full Year and Fourth Quarter 2018 California General Rate Case (GRC) Other Rate Filings Business Development Activities Decoupling Balancing Account Update Outlook for 2019 Cap Ex 2008 Recorded to 2021 Projected Rate Base 2014 recorded to 2022 projected Summary

5 Our Operating Priorities

During the year-end close process, Company management discovered it had incorrectly understated operating revenue for two cost recovery balancing accounts in 2017 and through the third quarter of 2018. The error occurred as expensed amounts for pensions and medical costs were compared to total adopted (expense plus capital) amounts from the California GRC settlement The settlement requires comparing expensed amounts to the adopted expense component of benefits - capitalized benefits are recovered elsewhere The Company records its balancing account balances as regulatory assets and liabilities, as there has been demonstrated recovery in the regulatory process Correcting the error increased operating revenue $9.2 million in 2017 and $6.9 million for year-to-date September 30, 2018 with corresponding changes to regulatory assets and liabilities The Company has designed new controls to better prevent, detect, and correct this type of error in the future The details of the immaterial error were presented in the Company’s 2018 10-K 6 Adjustment of Financial Statements

7 Financial Results: Full Year (amounts are in millions, except for EPS) 2017* 2018 Variance Operating Revenue $676.1 $698.2 3.3% Operating Expenses $569.0 $587.7 3.3% Net Interest Expense $33.9 $37.9 11.6% Net Income $72.9 $65.6 -10.0% EPS $1.52 $1.36 -10.5% Capital Investments $259.2 $271.7 4.8% *2017 results presented as adjusted. Please see 2018 Form 10-K for details.

8 Financial Results: Fourth Quarter (amounts are in millions, except for EPS) Q4 2017* Q4 2018 Variance Operating Revenue $164.3 $167.4 1.9% Operating Expenses $141.2 $140.9 - Net Interest Expense $8.6 $9.0 4.5% Net Income $15.1 $15.4 2.0% EPS $0.31 $0.32 3.2% Capital Investments $78.8 $58.8 -25.4% *2017 results presented as adjusted. Please see 2018 Form 10-K for details.

9 2018 Financial Highlights Net income decrease of $7.3 million, largely attributable to: Reduced revenue of $6.9 million due to lower adopted cost of capital in 2018 in California $5.0 million increase in expenses related to business development Reduced unrealized income of $5.4 million from benefit plan investments due to market conditions Increased revenue from rate changes was partially offset by increases in ongoing operational costs of labor, maintenance, property taxes, interest, and depreciation Received approval to recover $3.3 million of 2016-2017 drought expenses Effective tax rate for 2018 was 20% due to higher than anticipated repairs deductions for linear assets

10 EPS Bridge 2017 to 2018 *2017 results presented as adjusted. Please see 2018 Form 10-K for details.

11 EPS Bridge Q4 2017 to Q4 2018 *Q4 2017 results presented as adjusted. Please see 2018 Form 10-K for details.

12 Capital Investment Update Company, developer funded, and litigation proceeds funded capital investments were $271.7 million, an increase of 4.8% compared to 2017 Increased investment in 2018 above initial expectation was related to higher cost for main replacement program, more unanticipated work, and better progress on reducing backlog of projects 2018 also includes completion of work to treat 36 wells for 1,2,3-trichloropropane in three districts 2019 capital spending levels are pending regulatory developments and we will provide more clarity on targets later in the year Projections of cap ex through 2021 shown later in these slides reflect the full $828.5 million request and timing proposed in the California GRC

13 2018 California General Rate Case Cal Water filed its 2018 GRC on July 2, 2018, requesting $828.5 million in capital investments over the period 2019-2021 Three municipalities and the California Public Advocate (Cal PA) are participating in the case Cal PA testimony was received on February 22, 2019 and the company is reviewing it Cal Water’s rebuttal testimony is due in late April

Cal Water’s escalation rate increase of $16.2 million in annual revenue became effective on January 1, 2019 The California Public Utilities Commission (CPUC) has approved advice letter projects totaling additional $6.6 million of annual revenue out of authorization of up to $30 million through 2019 Advice letters for $0.2 million additional revenue are pending approval with anticipated effective dates in the 2nd quarter of 2019 The bulk of remaining advice letter filings will be near the end of the year as we complete several large projects Hawaii Waikoloa rate cases were finalized in January 2019 with total rate increases of $2.6 million, $1.6 million of which will be effective for 2019 The Washington Water Service GRC was finalized in November 2018 with an approved increase of $1.1 million in annual revenue 14 Other Rate Filings

15 Business Development Activities We maintain an active business development approach focusing on opportunities near communities we serve In last six months, we made significant progress with four projects: Granted approval from the CPUC to operate Travis Air Force Base beginning in July 2019 as a regulated operation Began operating the wastewater system for the community of Keauhou on the island of Hawaii, with 1,500 mixed-use service connections Agreed to acquire the water and wastewater system of The Preserve at Millerton, which is anticipated to serve 1,400 service connections at buildout Agreed to operate the water and wastewater systems for the Tesoro Viejo development, planned to serve over 5,000 service connections at buildout

16 Decoupling Balancing Account Update Cal Water 2018 sales were 95% of adopted estimates Change in adopted sales due to triggering the Sales Reconciliation Mechanism (SRM), which allows for a true-up when annual sales are above or below adopted sales by more than 5% By including lower sales estimates in base rates, the SRM reduced the 2018 year-end WRAM/MCBA balance by $21.4 million The net WRAM receivable balance is $56.1 million, down from $69.1 million at year-end 2017

17 Net WRAM Receivable Balance (in millions; end-of-year balance)

18 Outlook for 2019 Major effort for the Company in 2019 will be the successful completion of the California GRC. We are also creating a Southern California regional call center to extend service hours and channels to better align our services to customer preferences. 2019 planned capital investment will be dependent on timing of regulatory approval for the Company’s request for $828.5 million of new capital in California between 2019 and 2021. Rate increases in California, Hawaii, and Washington, offset by increased depreciation and interest costs, should provide the Company an opportunity to earn near its authorized return on equity in 2019. The third year of the GRC cycle in California usually generates the largest gap in cost recovery. Additional advice letter revenue in California not expected to add materially to 2019 income. The largest advice letter projects are not likely to conclude until late in 2019. We estimate a 2019 effective tax rate of 24% because of uncertainty in the amount and timing of linear asset construction.

19 Capital Investment History and Projection (in millions) *2019-2021 include capital investments proposed to the CPUC and subject to change based on regulatory outcome and other factors. CAGR = 10.6% (2008-2018) $99 $108 $113 $111 $118 $116 $131 $177 $229 $259 $272 $290 $285 $265 $0 $50 $100 $150 $200 $250 $300 $350 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 *2019 *2020 *2021

20 Regulated Rate Base of CWT (in millions) * Includes allowable additions of up to $197 million for advice letter recognition when projects are complete and in service. **2020-2022 reflect rate base proposed in California GRC plus estimated rate base in other subsidiaries and are subject to change based on the regulatory process. $978 $1,004 $1,058 $1,241 $1,119 $ 1,399* $1,700 $1,890 $2,075 $0 $500 $1,000 $1,500 $2,000 $2,500 2014 2015 2016 2017 2018 Est. 2019 **2020 **2021 **2022

21 Officer Changes in 2019 Vice President, Operations and Chief Utility Operations Officer Tim Treloar is retiring in early 2019 after 25 years of service We added two members to the Officer team: Mike Mares, Vice President, California Operations, is a 26-year veteran of the company who has most recently served as District Manager in Bakersfield and General Manager of Hawaii Water Service Greg Milleman, Vice President, California Rates, has been with the company six years, most recently as Interim Director of Rates and Director of Field Administration & Finance. He was previously with Valencia Water Company as its Senior Vice President of Administration and Corporate Secretary and has a total of 26 years of water industry experience.

22 Summary 2018 was a solid year, considering business development costs and a lower adopted cost of capital in California. We experienced significant wildfire activity in or near our service territories in 2018 and provided top-notch emergency service to our customers. Our efforts to plan for emergencies will continue as a top priority in 2019. Record capital spending again in 2018 2019 and future capital will be shaped by the progress we make in the California GRC For the second year in a row, we achieved nearly all available step rate increases, based on our completion of required capital projects Focus for 2019 is the California GRC rebuttal and settlement

Discussion